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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 relating to the consolidated financial statements, which appears in the Philadelphia Consolidated Holding Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 8, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
June 11, 2002